JEFFERSON FUND GROUP TRUST

JEFFERSON GROWTH AND INCOME FUND



Exhibits to Form N-SAR



SUB-ITEM 77Q1



The Trust Agreement, Certificate of Trust, Bylaws and Investment
Advisory Agreement were submitted as exhibits to Form N-SAR as filed with the Securities and Exchange Commission on August 18, 1995 and are hereby incorporated by reference.